UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 11, 2006
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of Principal Executive Offices)	95014 (Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
On May 11, 2006, Symantec Corporation (the “Company”) completed an intercompany reorganization of certain subsidiaries that it acquired as part of its July 2005 acquisition of VERITAS Software Corporation. The reorganization was completed through the issuance of approximately 214 million shares of the Company’s common stock (the “Shares”) to an indirect wholly owned subsidiary of the Company in exchange for an aggregate principal amount of approximately $3.7 billion in promissory notes, which will be repaid over an extended period of years. Because the issued shares will be held by an indirect wholly owned subsidiary, they will not be reflected as outstanding on the Company’s consolidated financial statements, nor will they be considered outstanding for the purpose of any required vote of the Company’s outstanding shares. In addition, because the notes are between and among the Company and its affiliated entities, their issuance will have no impact on the Company’s consolidated balance sheet. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in a transaction not involving a public offering pursuant to the exemption under Section 4(2) of the Securities Act.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
	By:	/s/ Arthur F. Courville
Date: May 15, 2006		Arthur F. Courville
Senior Vice President, General Counsel, and Secretary